Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 750,000 shares of common stock for the 1992 Stock Option Plan of AMNEX, Inc. of our report dated March 14, 1996 with respect to the consolidated financial statements and schedule of AMNEX, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP
New York, New York
June 6, 1996